As filed with the Securities and Exchange Commission on June 2, 2017

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	33-0728374 (I.R.S. Employer Identification Number)

2929 Seventh Street, Suite 100

Berkeley, CA 94710

(510) 848-5100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Dynavax Technologies Corporation Amended and Restated 2011 Equity Incentive Plan

(Full Title of the Plan)

Michael Ostrach

Senior Vice President, Chief Financial Officer

Dynavax Technologies Corporation

2929 Seventh Street, Suite 100

Berkeley, CA 94710

(510) 848-5100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Glen Y. Sato, Esq. Cooley LLP 3175 Hanover St. Palo Alto, CA 94304 (650) 843-5000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share
-- Amended and Restated 2011 Equity Incentive Plan, including related rights to purchase Series A Junior Participating Preferred Stock(1)	1,600,000	$5.50	$8,800,000	$1,019.92
Total	1,600,000	$5.50	$8,800,000	$1,019.92

(1)Each share of the Registrant’s common stock, par value $0.001 per share (“Common Stock”) being registered hereunder, if issued prior to the termination by the Registrant of its Rights Agreement, dated as of November 5, 2008, between the Registrant and the rights agent named therein, includes Series A Junior Participating Preferred Stock purchase rights (the “Rights”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s Common Stock and have no value except as reflected in the market price of the shares to which they are attached.

(2)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock Common Stock, that become issuable under the Dynavax Technologies Corporation Amended and Restated 2011 Equity Incentive Plan (“2011 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act based on the average of the high ($5.65) and low ($5.35) sales prices for the Registrant’s Common Stock reported by The NASDAQ Capital Market on May 31, 2017.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,600,000 shares of the Registrant’s Common Stock reserved for issuance under the 2011 Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8 (File No. 333-171552, 333-190313, 333-197838, 333-204506 and 333-211747), filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2011, August 1, 2013, August 4, 2014, May 28, 2015 and June 1, 2016 respectively, are incorporated by reference herein.

Item 8.  Exhibits.

EXHIBITS

	Incorporated by Reference
Exhibit Number	Document	Exhibit Number	Filing	Filing Date	File No.	Filed Herewith
3.1	Sixth Amended and Restated Certificate of Incorporation	3.1	S-1/A	February 5, 2004	333-109965
3.2	Amended and Restated Bylaws	3.2	S-1/A	February 5, 2004	333-109965
3.3	Form of Certificate of Designation of Series A Junior Participating Preferred Stock	3.3	8-K	November 6, 2008	000-50577
3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 4, 2010	001-34207
3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 5, 2011	001-34207
3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.6	8-K	May 30, 2013	001-34207
3.7	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	November 10, 2014	001-34207
3.8	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	June 2, 2017	001-34207
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 above
4.2	Form of Specimen Common Stock Certificate	4.2	S-1/A	January 16, 2004	333-109965

	Incorporated by Reference
Exhibit Number	Document	Exhibit Number	Filing	Filing Date	File No.	Filed Herewith
4.3	Rights Agreement dated as of November 5, 2008, by and between the Company and Mellon Investor Services LLC	4.4	8-K	November 6, 2008	000-50577
4.4	Form of Right Certificate	4.5	8-K	November 6, 2008	000-50577
5.1	Opinion of Cooley LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (see Signature Page)
99.1	Dynavax Technologies Corporation Amended and Restated 2011 Equity Incentive Plan					X
99.2	Form of Restricted Stock Unit Award Notice and Agreement used in connection with the 2011 Equity Incentive Plan	99.2	S-8	January 6, 2011	333-171552
99.3	Form of Option Notice and Agreement used in connection with the 2011 Equity Incentive Plan	99.3	S-8	January 6, 2011	333-171552

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on this 2nd day of June 2017.

DYNAVAX TECHNOLOGIES CORPORATION
By:	/s/ EDDIE GRAY
Eddie Gray Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Eddie Gray and Michael Ostrach, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDDIE GRAY	Chief Executive Officer and Director	June 2, 2017
Eddie Gray	(Principal Executive Officer)

/s/ MICHAEL OSTRACH	Senior Vice President, Chief Financial Officer	June 2, 2017
Michael Ostrach	(Principal Financial Officer)

/s/ DAVID JOHNSON	Vice President, Chief Accounting Officer	June 2, 2017
David Johnson	(Principal Accounting Officer)

/s/ ARNOLD L. ORONSKY, PH.D.		June 2, 2017
Arnold L. Oronsky, Ph.D.	Director

/s/ LAURA BREGE		June 2, 2017
Laura Brege	Director

/s/ FRANCIS R. CANO, PH.D.		June 2, 2017
Francis R. Cano, Ph.D.	Director

Signature	Title	Date

/s/ DENNIS A. CARSON, M.D.		June 2, 2017
Dennis A. Carson, M.D.	Director

/s/ DANIEL L. KISNER, M.D.		June 2, 2017
Daniel L. Kisner, M.D.	Director

/s/ PEGGY V. PHILLIPS		June 2, 2017
Peggy V. Phillips	Director

/s/ STANLEY A. PLOTKIN, M.D.		June 2, 2017
Stanley A. Plotkin, M.D.	Director
/s/ NATALE S. RICCIARDI		June 2, 2017
Natale S. Ricciardi	Director

INDEX TO EXHIBITS

	Incorporated by Reference
Exhibit Number	Document	Exhibit Number	Filing	Filing Date	File No.	Filed Herewith
3.1	Sixth Amended and Restated Certificate of Incorporation	3.1	S-1/A	February 5, 2004	333-109965
3.2	Amended and Restated Bylaws	3.2	S-1/A	February 5, 2004	333-109965
3.3	Form of Certificate of Designation of Series A Junior Participating Preferred Stock	3.3	8-K	November 6, 2008	000-50577
3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 4, 2010	001-34207
3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 5, 2011	001-34207
3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.6	8-K	May 30, 2013	001-34207
3.7	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	November 10, 2014	001-34207
3.8	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	June 2, 2017	001-34207
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 above
4.2	Form of Specimen Common Stock Certificate	4.2	S-1/A	January 16, 2004	333-109965
4.3	Rights Agreement dated as of November 5, 2008, by and between the Company and Mellon Investor Services LLC	4.4	8-K	November 6, 2008	000-50577
4.4	Form of Right Certificate	4.5	8-K	November 6, 2008	000-50577
5.1	Opinion of Cooley LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X

	Incorporated by Reference
Exhibit Number	Document	Exhibit Number	Filing	Filing Date	File No.	Filed Herewith
23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (see Signature Page)
99.1	Dynavax Technologies Corporation Amended and Restated 2011 Equity Incentive Plan					X
99.2	Form of Restricted Stock Unit Award Notice and Agreement used in connection with the 2011 Equity Incentive Plan	99.2	S-8	January 6, 2011	333-171552
99.3	Form of Option Notice and Agreement used in connection with the 2011 Equity Incentive Plan	99.3	S-8	January 6, 2011	333-171552